UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011 (October 23, 2011)

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2011, Peabody Energy Corporation (“Peabody”) entered into a bridge loan credit agreement among Peabody, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as joint lead arrangers and joint book managers and the other lenders party thereto, providing unsecured bridge loan financing (the “Bridge Facility”).

Upon the satisfaction of certain conditions customary for a facility of this type, the Bridge Facility permits Peabody to borrow an aggregate principal amount of up to $2.0 billion and is available in up to three drawings, each in an amount of not less than $500 million. The proceeds will be used (i) to finance in part Peabody’s and ArcelorMittal S.A.’s (“ArcelorMittal”) previously announced takeover offer (the “Takeover Offer”) by PEAMCoal Pty Ltd, a company which is indirectly owned 60% by Peabody and 40% by ArcelorMittal (“PEAMCoal”), to acquire at least a majority ownership (the “Acquisition”) in Macarthur Coal Limited (“Macarthur”), (ii) to repay borrowings under the Existing Credit Agreement (as defined below), the proceeds of which are used solely to finance the Acquisition and (iii) to pay fees and expenses related to the Acquisition and the Bridge Facility.

The obligations under the Bridge Facility are unsecured and are guaranteed by the direct and indirect domestic subsidiaries of Peabody that guarantee Peabody’s existing Credit Agreement, dated as of June 18, 2010, among Peabody and the lenders and others party thereto (as amended, the “Existing Credit Agreement”).

Borrowings under the Bridge Facility bear interest, at Peabody’s option, at a rate equal to (i) LIBOR plus an applicable margin or (ii) a base rate (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus 0.50% and (c) one month LIBOR plus 1.00%) plus an applicable margin. The applicable margin increases based on the number of days that have elapsed since the initial funding under the Bridge Facility and may adjust from 3.00% up to 4.00% per year for borrowings bearing interest at LIBOR and from 2.00% up to 3.00% per year for borrowings bearing interest at the base rate, in each case, depending on the number of days elapsed. Peabody will also pay a duration fee calculated as a percentage of any aggregate borrowings outstanding at the 90th, 180th, and 270th day following the initial borrowing at a rate of 1.00%, 1.50% and 2.00%, respectively. The Bridge Facility matures 364 days following its effectiveness on October 24, 2011.

The Bridge Facility is voluntarily prepayable from time to time without premium or penalty, subject to certain customary reimbursements of the lenders’ costs, and is mandatorily prepayable with the net cash proceeds from the issuance of certain specified equity securities, the issuance of certain indebtedness, certain dispositions of assets or the receipt of certain casualty insurance proceeds. Under the Bridge Facility, Peabody pays customary fees and expenses, including a commitment fee on the unused portion of the bridge commitments and the duration fee described above.

The Bridge Facility contains covenants, including financial covenants, and events of default substantially the same as those set forth in the Existing Credit Agreement and contains customary representations and warranties. These covenants impose certain restrictions on Peabody and its restricted subsidiaries and provide for a minimum interest coverage ratio, a maximum leverage ratio and customary events of default, including a cross-default under Peabody’s agreements governing its other indebtedness. If an event of default under the Bridge Facility occurs and is continuing, then-outstanding principal and accrued and unpaid interest, together with any other amounts owed thereunder, may be declared immediately due and payable.

The initial lenders under the Bridge Facility and the Existing Credit Agreement and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Peabody or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 23, 2011, Peabody announced that it had acquired a “relevant interest” (as defined in the Australian Corporations Act 2001 (Cth)) in more than 50.01% of Macarthur’s Shares (a “Controlling Interest”) as a result of Peabody’s and ArcelorMittal’s previously announced Takeover Offer by PEAMCoal to acquire at least a majority ownership in Macarthur. On October 23, 2011, Peabody also announced that the Takeover Offer had become unconditional and that PEAMCoal currently has a relevant interest in approximately 59.85% of Macarthur’s Shares, excluding shares subject to an institutional acceptance facility.

Following Peabody’s acquisition of a Controlling Interest, PEAMCoal elected members to Macarthur’s board of directors and committees thereof. Following the Takeover Offer being declared unconditional, any holders that have validly tendered their Macarthur Shares may no longer withdraw such tendered shares, any shares subsequently tendered may not be withdrawn and PEAMCoal is legally obligated to purchase all tendered shares.

As previously announced, the terms of the Takeover Offer provide for the payment of A$16.00 per Macarthur Share (the “Offer Price”). If PEAMCoal receives a 90% relevant interest in Macarthur shares by 7:00 p.m., Brisbane time on November 11, 2011 (or 5:00 a.m., New York City time on November 10, 2011), the Offer Price will be increased to A$16.25 per Macarthur Share, payable to all tendering holders. PEAMCoal reserves the right to extend this date. Reaching the 90% relevant interest threshold would allow PEAMCoal to compulsorily acquire all outstanding Macarthur shares.

Peabody intends to finance the Acquisition of Macarthur with cash on hand, borrowings under the Existing Credit Agreement, a new term loan facility, other long term debt financing or borrowings under the Bridge Facility.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 8.01	Other Events

On October 25, 2011, Peabody and ArcelorMittal announced that ArcelorMittal has elected to sell its interest in PEAMCoal to Peabody in lieu of proceeding with the PEAMCoal joint venture. As a result, Peabody will own 100% of PEAMCoal and will become the owner of all the Macarthur shares tendered in the Takeover Offer to acquire Macarthur.

Under the previously filed Co-operation and Contribution Agreement, ArcelorMittal must continue funding PEAMCoal for 90 days from October 25, 2011, and Peabody has the same period within which to purchase ArcelorMittal’s interest in PEAMCoal. Together with Peabody’s funding obligations, this will cover all takeover acceptances.

A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Forward-Looking Statements

This report and the exhibit hereto may contain certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Wherever possible, Peabody has identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions its management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause Peabody’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in its annual report on Form 10-K, its quarterly reports on Form 10-Q and other reports it files with the Securities and Exchange Commission from time to time.

Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond Peabody’s control or are subject to change, actual results could be materially different and any or all of these forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions Peabody might make, or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in Peabody’s annual and quarterly reports will be important in determining future results. Consequently, Peabody cannot assure you that its expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, Peabody undertakes no obligation to publicly update any of its forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Peabody will file the financial statements required by Item 9.01(a) of Form 8-K with respect to its acquisition of Macarthur as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b)	Pro Forma Financial Information

Peabody will file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to its acquisition of Macarthur as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of October 24, 2011, among Peabody Energy Corporation, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., HSBC Bank (USA) N.A. and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other lenders party thereto

99.1	Press Release, dated October 23, 2011

99.2	Press Release, dated October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 27, 2011	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of October 24, 2011, among Peabody Energy Corporation, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., HSBC Bank (USA) N.A. and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other lenders party thereto

99.1	Press Release, dated October 23, 2011

99.2	Press Release, dated October 25, 2011